Exhibit 10.2

SECURITY AGREEMENT

Dated January 5, 2009

From

The Grantors referred to herein

as Grantors

to

Wachovia Bank, National Association

as Administrative Agent

T A B L E  O F  C O N T E N T S

Schedules

Schedule I	–	Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number
Schedule II	–	Tradenames
Schedule III	–	Changes in Name, Location, Etc.
Schedule IV	–	Locations of Inventory

Exhibits

Exhibit A	–	Form of Security Agreement Supplement

SECURITY AGREEMENT

SECURITY AGREEMENT dated January 5, 2009 made by Jones Apparel Group USA, Inc., a Delaware corporation (the “Borrower”), Jones Retail Corporation, Nine West Footwear Corporation and certain subsidiaries of the Credit Parties (as defined in the 2005 Credit Agreement referred to below) listed on the signature pages hereof (the Credit Parties and the subsidiaries so listed being, collectively, the “Grantors”), to Wachovia Bank, National Association, as agent (the “Administrative Agent”) for the Secured Parties (as defined in the 2005 Credit Agreement referred to below).

PRELIMINARY STATEMENTS.

(1)  Reference is made to the Amended and Restated Credit Agreement dated as of May 16, 2005, as amended by Amendment No. 1 dated as of July 27, 2007, Amendment No. 2 dated as of June 6, 2008 and as further amended and restated by Amendment No. 3 dated as of January 5, 2009 (as amended and restated, the “2005 Credit Agreement”) among Jones Apparel Group USA, Inc. (formerly known as Kasper, Ltd.), a Delaware corporation, as the Borrower, the Additional Obligors, the Lenders party thereto, and Wachovia Bank, National Association, as Administrative Agent for the Lenders.

(2)  The Borrower has requested changes and modifications (the “Amendment”) to the 2005 Credit Agreement.  It is a condition precedent to the effectiveness of the Amendment that the Grantors shall have granted the security interest contemplated by this Agreement.  Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents and the Additional Secured Agreements.

(3)  Terms defined in the 2005 Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the 2005 Credit Agreement.  Further, unless otherwise defined in this Agreement or in the 2005 Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9.  “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non perfection or priority.

NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Parties to consent to the Amendment, to continue to perform under the existing Additional Secured Agreements and to enter into the Additional Secured Agreements, each Grantor hereby agrees with the Administrative Agent for the ratable benefit of the Secured Parties as follows:

Section 1.  Grant of Security.  Subject to the proviso to this Section 1, each Grantor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a) all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor, and all accessions thereto and products thereof and documents therefor, including, without limitation, computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);

(b) all accounts, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, being the “Receivables,” and any and all such supporting obligations, security agreements, Liens, leases, letters of credit and other contracts being the “Related Contracts”);

(c) to the extent constituting proceeds of the Collateral described in clauses (a) and (b) of this Section 1, chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments, documents, deposit accounts, letter-of-credit rights, general intangibles and other obligations of any kind, all investment property in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner from the proceeds of Receivables or Related Contracts, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto;

(d) all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral; and

(e) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (d) of this Section 1) and, to the extent not otherwise included, all payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral,

Jones Apparel Security Agreement

provided, that, notwithstanding any of the foregoing to the contrary, for so long as any notes or other debt securities are outstanding under the Indenture, with respect to each Grantor that is a Restricted Party (as defined in the Indenture), the Collateral shall not include any property of such Restricted Party which, pursuant to the Indenture, would require such Grantor to grant Liens in favor of the Trustee (as defined in the Indenture) to equally and ratably secure any of the notes or other debt securities issued pursuant to the Indenture.

Section 2.  Security for Obligations.  (a)  This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents and all obligations of such Grantor or any of its Affiliates now or hereafter existing under the Additional Secured Agreements, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise, provided, that, with respect to the Grantors that are Restricted Parties, in no event shall the aggregate amount of obligations secured by the Collateral of such Grantors exceed the amounts permitted to be secured by Liens granted by such Grantors without the requirement to equally and ratably secure any of the notes or other debt securities issued pursuant to the Indenture (all such obligations being the “Secured Obligations”).  Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Secured Party under the Loan Documents and the Additional Secured Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Credit Party.

(b)  Each Grantor, and by its acceptance of this Agreement, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Agreement and the obligations of each Grantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement and the obligations of each Grantor hereunder.  To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Grantors hereby irrevocably agree that the obligations of each Grantor under this Agreement at any time shall be limited to the maximum amount as will result in the Secured Obligations of such Grantor not constituting a fraudulent transfer or conveyance.  For purposes hereof, “Bankruptcy Law” means any proceeding of the type referred to in Section 6.01(f) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

Section 3.  Grantors Remain Liable.  Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, including, without limitation, the Related Contracts and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, any other Loan Document or any Additional Secured Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Jones Apparel Security Agreement

Section 4.  Representations and Warranties.  Each Grantor represents and warrants as follows:

(a)  Such Grantor’s exact legal name, location, chief executive office, type of organization, jurisdiction of organization and organizational identification number is set forth in Schedule I hereto.  Such Grantor has no trade names other than as listed on Schedule II hereto.  Within the five years preceding the date hereof, such Grantor has not changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as set forth in Schedule III hereto.

(b)  Such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement and those permitted under Section 11.3 of the Credit Agreement.  No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Administrative Agent relating to the Loan Documents and the Additional Secured Agreements or in connection with Liens permitted under Section 11.3 of the Credit Agreement.

(c)  All of the Inventory of such Grantor is located at the places specified therefor in Schedule IV hereto or at another location as to which such Grantor has complied with the requirements of Section 6(a).  Such Grantor has exclusive possession and control of its Inventory, other than Inventory stored at any leased premises or warehouse for which a landlord’s or warehouseman’s agreement, in form and substance satisfactory to the Administrative Agent, is in effect.

(d)  None of the Receivables are evidenced by a promissory note or other instrument that has not been delivered to the Administrative Agent.

(e)  This Agreement creates in favor of the Administrative Agent for the benefit of the Secured Parties a valid security interest in the Collateral granted by such Grantor, securing the payment of the Secured Obligations.  The Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations prepared by the Administrative Agent based upon the information provided to the Administrative Agent pursuant to clause (a) of this Section 4 (or specified by notice from the Borrower to the Administrative Agent after the date hereof in the case of filings, recordings or registrations required in the future), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions.

Jones Apparel Security Agreement

(f)  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder, except for the filing of financing and continuation statements under the UCC described in clause (e) above, which financing statements have been duly filed and are in full force and effect, or (iii) the exercise by the Administrative Agent of its rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

(g)  The Inventory that has been produced or distributed by such Grantor has been produced in compliance with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act.

Section 5.  Further Assurances.  (a)  Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action necessary or that the Administrative Agent may reasonably request, in order to perfect and reasonably maintain any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor.  Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor:  (i) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Administrative Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent; (ii) file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Administrative Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; and (iii) deliver to the Administrative Agent evidence that all other actions that the Administrative Agent may deem reasonably necessary in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement has been taken.

(b)  Each Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all of the inventory and accounts receivable (or words of similar effect) of such Grantor.  A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.  Each Grantor ratifies its authorization for the Administrative Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(c)  Each Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

Jones Apparel Security Agreement

Section 6.  As to Inventory.  (a)  Each Grantor will keep its Inventory (other than Inventory sold in the ordinary course of business) at the places therefor specified in Section 4(c) or, upon 30 days’ prior written notice to the Administrative Agent, at such other places designated by such Grantor in such notice.

(b)  Each Grantor will promptly furnish to the Administrative Agent a statement respecting any loss or damage exceeding $5,000,000 per occurrence to any of its Inventory.

(c)  Each Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, its Inventory, except to the extent payment thereof is not required by Section 9.5 of the 2005 Credit Agreement.  In producing its Inventory, each Grantor will comply with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act.

Section 7.  Insurance.  Each Grantor will, at its own expense, maintain insurance with respect to its Inventory in accordance with the requirements of Section 9.3 of the Credit Agreement.

Section 8.  Post-Closing Changes; Collections on Receivables and Related Contracts.  (a)  No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 4(a) of this Agreement without first giving at least 30 days’ prior written notice to the Administrative Agent and taking all action required by the Administrative Agent for the purpose of perfecting or protecting the security interest granted by this Agreement.  Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Related Contracts, and will permit representatives of the Administrative Agent at any time during normal business hours to inspect and make abstracts from such records and other documents.  If any Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Administrative Agent of such organizational identification number.

(b)  Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor in respect of the Receivables and under the Related Contracts.  In connection with such collections, such Grantor may take (and, at the Administrative Agent’s direction, will take) such action as such Grantor or the Administrative Agent may deem necessary to enforce collection of the Receivables and Related Contracts; provided, however, that the Administrative Agent shall have the right at any time upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors in respect of any Receivables and under any Related Contracts of the assignment of such Receivables and Related Contracts to the Administrative Agent and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Administrative Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC.  After receipt by any Grantor of the notice from the Administrative Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Receivables and Related Contracts of such Grantor shall be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement) and if any Event of Default shall have occurred and be continuing, applied as provided in Section 13(b) and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Related Contract, release wholly or partly any obligor thereof or allow any credit or discount thereon.  No Grantor will permit or consent to the subordination of its right to payment of any Receivables or amount due under any Related Contracts to any other indebtedness or obligations of the obligor thereof.

Jones Apparel Security Agreement

Section 9.  Transfers and Other Liens.  Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the 2005 Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the 2005 Credit Agreement.

Section 10.  Administrative Agent Appointed Attorney in Fact.  Each Grantor hereby irrevocably appoints the Administrative Agent such Grantor’s attorney in fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time upon the occurrence and during the continuance of an Event of Default, in the Administrative Agent’s discretion, to take any action and to execute any instrument that the Administrative Agent may reasonably request to accomplish the purposes of this Agreement, including, without limitation:

(a) to obtain and adjust insurance required to be paid to the Administrative Agent pursuant to Section 7,

(b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

(d) to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary for the collection of any of the Collateral or otherwise to enforce compliance with the rights of the Administrative Agent with respect to any of the Collateral.

Section 11.  Administrative Agent May Perform.  If any Grantor fails to perform any agreement contained herein, the Administrative Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor under Section 14.

Jones Apparel Security Agreement

Section 12.  The Administrative Agent’s Duties.  (a)  The powers conferred on the Administrative Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b)  Anything contained herein to the contrary notwithstanding, the Administrative Agent may from time to time, when the Administrative Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Administrative Agent hereunder with respect to all or any part of the Collateral.  In the event that the Administrative Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Administrative Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Administrative Agent, with all rights, powers, privileges, interests and remedies of the Administrative Agent hereunder with respect to such Collateral, and (iii) the term “Administrative Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Administrative Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent.

Section 13.  Remedies.  If any Event of Default shall have occurred and be continuing:

(a)  The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC and also may:  (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place and time to be designated by the Administrative Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other commercially reasonable terms; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision, in respect of the Receivables, the Related Contracts and the other Collateral, and (B) exercise all other rights and remedies with respect to the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

Jones Apparel Security Agreement

(b)  Any cash held by or on behalf of the Administrative Agent and all cash proceeds received by or on behalf of the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 14) in whole or in part by the Administrative Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in the following manner:

(i)          first, paid to the Administrative Agent for any amounts then owing to the Administrative Agent pursuant to Section 14.2 of the 2005 Credit Agreement or otherwise under the Loan Documents; and

(ii)        second, ratably paid to the other Secured Parties for the Secured Obligations.

Any surplus of such cash or cash proceeds held by or on the behalf of the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be promptly paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

(c)  All payments received by any Grantor in respect of the Collateral shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement).

Section 14.  Indemnity and Expenses.  (a)  Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

Jones Apparel Security Agreement

(b)  Each Grantor will upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Administrative Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Administrative Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

Section 15.  Amendments; Waivers; Additional Grantors; Etc.  (a)  No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b)  Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Security Agreement Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Loan Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.

Section 16.  Notices, Etc.  All notices and other communications provided for hereunder shall be either (i) in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, telecopied, telexed or otherwise delivered or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing, in the case of the Borrower or the Administrative Agent, addressed to it at its address specified in the 2005 Credit Agreement and, in the case of each Grantor other than the Borrower, addressed to it at its address set forth opposite such Grantor’s name on the signature pages hereto or on the signature page to the Security Agreement Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties.  All such notices and other communications shall, when mailed, telegraphed, telecopied, telexed, sent by electronic mail or otherwise, be effective when deposited in the mails, delivered to the telegraph company, telecopied, confirmed by telex answerback, sent by electronic mail and confirmed in writing, or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid; except that notices and other communications to the Administrative Agent shall not be effective until received by the Administrative Agent.  Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

Jones Apparel Security Agreement

Section 17.  Continuing Security Interest; Assignments under the 2005 Credit Agreement.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the Revolving Credit Termination Date and (iii) the termination or expiration of all Letters of Credit, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the 2005 Credit Agreement (including, without limitation, all or any portion of its Revolving Credit Commitment, the Revolving Credit Loans owing to it and the Revolving Credit Note (or Notes), if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 14.10 of the 2005 Credit Agreement.

Section 18.  Release; Termination.  (a)  Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents (other than sales of Inventory in the ordinary course of business), the Administrative Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents in form and substance reasonably satisfactory to the Administrative Agent as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Event of Default shall have occurred and be continuing, (ii) such Grantor shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Administrative Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Administrative Agent may request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 2.3 of the 2005 Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Administrative Agent when and as required under Section 2.3 of the 2005 Credit Agreement.

(b)  Upon the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the Revolving Credit Termination Date and (iii) the termination or expiration of all Letters of Credit, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor.  Upon any such termination, the Administrative Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

Jones Apparel Security Agreement

Section 19.  Security Interest Absolute.  The obligations of each Grantor under this Agreement are independent of the Secured Obligations or any other obligations of any other Grantor under or in respect of the Loan Documents and the Additional Secured Agreements, and a separate action or actions may be brought and prosecuted against each Grantor to enforce this Agreement, irrespective of whether any action is brought against such Grantor or any other Grantor or whether such Grantor or any other Grantor is joined in any such action or actions.  All rights of the Administrative Agent and the other Secured Parties and the pledge, assignment and security interest hereunder, and all obligations of each Grantor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and each Grantor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document, any Additional Secured Agreement or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other obligations of any other Credit Party under or in respect of the Loan Documents, the Additional Secured Agreements or any other amendment or waiver of or any consent to any departure from any Loan Document or Additional Secured Agreement including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to any Credit Party or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(d) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other obligations of any other Grantor under or in respect of the Loan Documents, the Additional Secured Agreements or any other assets of any Credit Party or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of any Credit Party or any of its Subsidiaries;

(f) any failure of any Secured Party to disclose to any Grantor any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of any other Grantor now or hereafter known to such Secured Party (each Grantor waiving any duty on the part of the Secured Parties to disclose such information);

Jones Apparel Security Agreement

(g) the failure of any other Person to execute this Agreement or any other Collateral Document, guaranty or agreement or the release or reduction of liability of any Grantor or other grantor or surety with respect to the Secured Obligations; or

(h) any other circumstance (other than release of such Grantor pursuant to Section 18, but including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, such Grantor or any other Grantor or a third party grantor of a security interest.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of any Credit Party or otherwise, all as though such payment had not been made.

Section 20.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

Section 21.  Governing Law; Consent to Jurisdiction.  (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)  Each of the parties hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in New York County, New York, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations.  Each of the parties hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by any other party hereto in connection with this Agreement, any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 16.  Nothing in this Section 21 shall affect the right of any of the parties hereto to serve legal process in any other manner permitted by Applicable Law or affect the right of any of the parties hereto to bring any action or proceeding against any other party hereto or its properties in the courts of any other jurisdictions.

(c)  EACH OF THE PARTIES HERETO HEREBY ACKNOWLEDGES IT IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY JUDICIAL PROCEEDING, ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

[signatures appear on the following pages]

Jones Apparel Security Agreement

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Address for Notices: 1441 Broadway New York, New York 10018	ENERGIE KNITWEAR, INC. By____/s/ Joseph T. Donnalley____________ Name: Joseph T. Donnalley Title: Vice President & Assistant Secretary
Address for Notices: 180 Rittenhouse Circle Bristol, Pennsylvania 19007	JONES APPAREL GROUP USA, INC. By____/s/ Joseph T. Donnalley____________ Name: Joseph T. Donnalley Title: Treasurer
Address for Notices: 1007 Orange Street, Suite 225 Wilmington, Delaware 19801	JONES INVESTMENT CO. INC. By____/s/ Joseph T. Donnalley____________ Name: Joseph T. Donnalley Title: Vice President/Finance, Treasurer and Assistant Secretary
Address for Notices: 1441 Broadway New York, New York 10018	JONES JEANSWEAR GROUP, INC. By____/s/ Joseph T. Donnalley____________ Name: Joseph T. Donnalley Title: Vice President & Assistant Secretary
Address for Notices: 180 Rittenhouse Circle Bristol, Pennsylvania 19007	JONES RETAIL CORPORATION By____/s/ Joseph T. Donnalley____________ Name: Joseph T. Donnalley Title: Vice President & Treasurer

[Signature Page]	Jones Apparel Security Agreement

Address for Notices: 1441 Broadway New York, New York 10018	L.E.I. GROUP, INC. By____/s/ Joseph T. Donnalley____________ Name: Joseph T. Donnalley Title: Vice President & Assistant Secretary
Address for Notices: 1007 Orange Street, Suite 225 Wilmington, Delaware 19801	NINE WEST DEVELOPMENT CORPORATION By____/s/ Joseph T. Donnalley____________ Name: Joseph T. Donnalley Title: Vice President/Finance, Treasurer and Assistant Secretary
Address for Notices: 1129 Westchester Avenue White Plains, New York 10604	NINE WEST FOOTWEAR CORPORATION By____/s/ Joseph T. Donnalley____________ Name: Joseph T. Donnalley Title: Treasurer
Address for Notices: 10 New Road East Providence, RI 02916	VICTORIA + CO LTD. By____/s/ Joseph T. Donnalley____________ Name: Joseph T. Donnalley Title: Assistant Secretary

[Signature Page]	Jones Apparel Security Agreement

Accepted and agreed as of the date first above written:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Susan T. Gallagher
Name: Susan T. Gallagher
Title: Director

[Signature Page]	Jones Apparel Security Agreement